UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549



                                 FORM 8-K

                              CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934



          Date of report (Date of earliest
            event reported)                      December 2, 1994
                                         ----------------------------



                          O'SULLIVAN CORPORATION
     ----------------------------------------------------------------
          (Exact name of registrant as specified in its charter)


                                 VIRGINIA
     ----------------------------------------------------------------
              (State or other jurisdiction of incorporation)


              1-4438                               54-0463029
     -----------------------      -----------------------------------
    (Commission File Number)     (IRS Employer Identification Number)


       1944 Valley Avenue, P.O.Box 3510, Winchester, Virginia 22601
     ----------------------------------------------------------------
       (Address of principal executive offices, including zip code)


                              (703) 667-6666
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           (Registrant's telephone number, including area code)









                                       - 71 -
     Item 2.   Acquisition or Disposition of Assets.

               On December 2, 1994, the Corporation sold certain assets of the Corporation's Gulfstream Division to Automotive Industries, Inc. The assets sold consisted primarily of property, plant and equipment, inventories, tooling work in process and the capital stock of Capitol Plastics of Ohio, Inc. Capitol Plastics of Ohio, Inc. was a subsidiary of O'Sullivan Corporation operating as a part of the Gulfstream Division. Consideration received included cash of $46.5 million and a note receivable of $4.0 million.

     Item 7.   Pro Forma Financial Information and Exhibits.

        (b).   Pro Forma Financial Information.

               (1). Pro Forma Balance Sheet at September 30, 1994. Pro Forma Statements of Income for the Year Ended
                        December 31, 1993 and for the Nine Months Ended September 30, 1994.
                       Notes to Pro Forma Financial Statements.

        (c).   Exhibits.

               2.1    Asset Purchase Agreement between O'Sullivan Corporation
                         and Automotive Industries, Inc.

               2.2    Amendment to Asset Purchase Agreement between O'Sullivan
                         Corporation and Automotive Industries, Inc.






























                                       - 72 -
                       O'SULLIVAN CORPORATION AND SUBSIDIARIES

                           PRO FORMA FINANCIAL STATEMENTS
                                      (Unaudited)

     The accompanying unaudited pro forma financial statements for O'Sullivan Corporation and Subsidiaries (OSL) have been prepared based upon certain pro forma adjustments to what would have been the historical financial statements of (OSL) for the periods presented. The financial statements should be read in conjunction with the historical financial statements of
     (OSL) presented in the Corporation's 1993 Annual Report to Stockholders and the Form 10-Q submitted for the period ended September 30, 1994.















































                                       - 73 -
                       O'SULLIVAN CORPORATION AND SUBSIDIARIES
                         PRO FORMA CONSOLIDATED BALANCE SHEET
                                   September 30, 1994
                                       (Unaudited)



                                    O'Sullivan                     O'Sullivan
                                   Corporation     Pro Forma      Corporation
       ASSETS                       Historical    Adjustments      Pro Forma
                                   ------------   ------------    ------------
    Current Assets
      Cash and cash equivalents    $  1,493,955   $  6,520,619 (a)$  8,014,574
      Trade receivables              56,924,915     (4,081,437)(b)  52,843,478
      Note receivable                   - -          4,000,000 (b)   4,000,000
      Inventories                    29,927,144        - -          29,927,144
      Net receivable from
       disposition of discontinued
        operations                   46,000,088    (46,000,088)        - -
      Deferred income tax assets      1,492,746        - -           1,492,746
      Other current assets            1,153,113        - -           1,153,113
                                   ------------   ------------    ------------
        Total current assets       $136,991,961   $(39,560,906)   $ 97,431,055
                                   ------------   ------------    ------------

    Property, Plant and Equipment  $ 44,729,342   $    - -        $ 44,729,342
                                   ------------   ------------    ------------

    Intangibles                    $    996,264   $    - -        $    996,264
                                   ------------   ------------    ------------

    Other Assets                   $ 11,498,241   $    - -        $ 11,498,241
                                   ------------   ------------    ------------

        Total assets               $194,215,808   $(39,560,906)   $154,654,902
                                   ============   ============    ============















     See accompanying notes to pro forma consolidated financial statements.







                                       - 74 -
                       O'SULLIVAN CORPORATION AND SUBSIDIARIES
                         PRO FORMA CONSOLIDATED BALANCE SHEET
                                   September 30, 1994
                                       (Unaudited)



                                    O'Sullivan                     O'Sullivan
                                   Corporation     Pro Forma      Corporation
                                    Historical    Adjustments      Pro Forma
                                   ------------   ------------    ------------
      LIABILITIES AND
        SHAREHOLDERS' EQUITY
    Current Liabilities
      Short-term debt              $  3,783,026   $    - -        $  3,783,026
      Current portion of
       long-term debt                    63,437        - -              63,437
      Accounts payable               26,069,239     (3,322,774)(b)  22,746,465
      Accrued expenses               16,139,739       (738,132)(c)  15,401,607
                                   ------------   ------------    ------------

        Total current liabilities  $ 46,055,441   $ (4,060,906)   $ 41,994,535
                                   ------------   ------------    ------------

    Long-Term Debt                 $ 37,118,158   $(35,500,000)(c)$  1,618,158
                                   ------------   ------------    ------------

    Other Long-Term Liabilities    $  1,684,191   $    - -        $  1,684,191
                                   ------------   ------------    ------------

    Deferred Income Taxes          $  3,394,580   $    - -        $  3,394,580
                                   ------------   ------------    ------------

    Commitments and Contingencies  $    - -       $    - -        $    - -
                                   ------------   ------------    ------------

    Shareholders' Equity
      Common stock, par value
       $1.00 per share; authorized
       30,000,000 shares           $ 16,484,871   $    - -        $ 16,484,871
      Additional paid-in capital      9,963,876        - -           9,963,876
      Retained earnings              79,790,110        - -          79,790,110
      Cumulative translation
       adjustments                     (156,123)       - -            (156,123)
      Unrecognized pension costs,
       net of deferred tax effect      (119,296)       - -            (119,296)
                                   ------------   ------------    ------------
        Total shareholders'
         equity                    $105,963,438   $    - -        $105,963,438
                                   ------------   ------------    ------------
        Total liabilities and
         shareholders' equity      $194,215,808   $(39,560,906)   $154,654,902
                                   ============   ============    ============

     See accompanying notes to pro forma consolidated financial statements.




                                       - 75 -
                       O'SULLIVAN CORPORATION AND SUBSIDIARIES
                     PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                        For the Year Ended December 31, 1993
                                     (Unaudited)



                                   O'Sullivan                      O'Sullivan
                                  Corporation      Pro Forma      Corporation
                                   Historical     Adjustments (d)  Pro Forma
                                 -------------   -------------   -------------
    Net sales                    $ 292,255,714   $(118,428,772)  $ 173,826,942
    Cost of products sold          251,803,879    (112,729,128)    139,074,751
                                 -------------   -------------   -------------
      Gross profit               $  40,451,835   $  (5,699,644)  $  34,752,191
                                 -------------   -------------   -------------
    Operating expenses
      Selling and warehousing    $  12,962,527   $  (2,212,344)  $  10,750,183
      General and administrative     9,485,791      (1,696,782)      7,789,009
      Recovery of restructuring
       charge                         (969,251)        969,251         - -
                                 -------------   -------------   -------------
                                 $  21,479,067   $  (2,939,875)  $  18,539,192
                                 -------------   -------------   -------------
      Income from operations     $  18,972,768   $  (2,759,769)  $  16,212,999
                                 -------------   -------------   -------------
    Other income (expense)
      Interest expense           $  (2,471,269)  $   1,336,514   $  (1,134,755)
      Other, net                       295,983         (46,783)        249,200
                                 -------------   -------------   -------------
                                 $  (2,175,286)  $   1,289,731   $    (885,555)
                                 -------------   -------------   -------------
    Income before income taxes
      and cumulative effect of
      accounting changes         $  16,797,482   $  (1,470,038)  $  15,327,444

    Income taxes                     7,088,364        (676,057)      6,412,307
                                 -------------   -------------   -------------
    Income before cumulative
      effect of accounting
      changes                    $   9,709,118   $    (793,981)  $   8,915,137

    Cumulative effect of
      accounting changes               305,338        (281,221)         24,117
                                 -------------   -------------   -------------

    Net income                   $  10,014,456   $  (1,075,202)  $   8,939,254
                                 =============   =============   =============



     See accompanying notes to pro forma consolidated financial statements.







                                       - 76 -
                       O'SULLIVAN CORPORATION AND SUBSIDIARIES
                     PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                    For the Nine Months Ended September 30, 1994
                                     (Unaudited)



                                   O'Sullivan                      O'Sullivan
                                  Corporation      Pro Forma      Corporation
                                   Historical (e) Adjustments      Pro Forma
                                 -------------   -------------   -------------
    Net sales                    $ 269,732,967   $(120,604,004)  $ 149,128,963
    Cost of products sold          234,570,981    (115,164,987)    119,405,994
                                 -------------   -------------   -------------

      Gross profit               $  35,161,986   $  (5,439,017)  $  29,722,969
                                 -------------   -------------   -------------

    Operating expenses
      Selling and warehousing    $  11,147,770   $  (2,230,526)  $   8,917,244
      General and administrative     6,950,859      (1,743,982)      5,206,877
                                 -------------   -------------   -------------
                                 $  18,098,629   $  (3,974,508)  $  14,124,121
                                 -------------   -------------   -------------

      Income from operations     $  17,063,357   $  (1,464,509)  $  15,598,848
                                 -------------   -------------   -------------

    Other income (expense)
      Interest expense           $  (2,374,533)  $   1,685,691   $    (688,842)
      Other, net                       113,839          (9,617)        104,222
                                 -------------   -------------   -------------
                                 $  (2,260,694)  $   1,676,074   $    (584,620)
                                 -------------   -------------   -------------

    Income before income taxes   $  14,802,663   $     211,565   $  15,014,228

    Income taxes                     5,855,676          86,439       5,942,115
                                 -------------   -------------   -------------

    Net income                   $   8,946,987   $     125,126   $   9,072,113
                                 =============   =============   =============





     See accompanying notes to pro forma consolidated financial statements.











                                       - 77 -
                       O'SULLIVAN CORPORATION AND SUBSIDIARIES
                       NOTES TO PRO FORMA FINANCIAL STATEMENTS
                                     (Unaudited)



     (a) The increase in cash and cash equivalents represents the cash consideration received from the sale of the Gulfstream Division assets after giving effect to the retirement of the Corporation's 7.05% Senior Notes and line of credit notes payable which were attributable to the Gulfstream Division.

     (b) The decrease in trade receivables represents the value of tooling work in process included in the assets of the Gulfstream Division to be sold subsequent to the preparation of the September 30, 1994, financial statements. The consideration paid for these assets is represented by the $4.0 million note receivable shown on the accompanying pro forma balance sheet. Automotive Industries, Inc. assumed the accounts payable liability for the purchased tooling work in process. The assumed amount is shown as a pro forma adjustment to the "Historical" accounts payable.

     (c) The reduction in accrued expenses and long-term debt reflects the pro forma repayment of the long-term debt attributable to the Gulfstream Division.

     (d) This designation represents the activity of the Gulfstream Division for the period(s) presented including interest expense associated with the debt attributable to the division. Operating expenses and other income (expense) attributed to the division are reported in a manner consistent with presentations for prior periods.

     (e) Amounts reported as "O'Sullivan Corporation Historical" at September 30, 1994, represent total consolidated corporate activity without the effect of the disposal of the Gulfstream Division. Amounts reported in the Form 10-Q for September 30, 1994, for continuing operations have previously given effect for the disposal of the division and correspond to the amounts reported as "O'Sullivan Corporation Pro Forma" in the accompanying Statement of Income for the Nine Months Ended September 30, 1994.



















                                       - 78 -








                                   S I G N A T U R E S







     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.






                                        O'SULLIVAN CORPORATION


                                        /s/ Anthony A. Barone
                                        ---------------------------
                                        Anthony A. Barone
                                        Vice President, Secretary
                                        and Chief Financial Officer



                                        /s/ C. Bryant Nickerson
                                        ---------------------------
                                        C. Bryant Nickerson
                                        Treasurer and
                                        Chief Accounting Officer


        December 19, 1994













                                       - 79 -